Amendment to

                              Consulting Agreement

     This is an amendment ("Amendment") to the consulting agreement ("Agreement") which was entered into as of April 7, 1997 between CDI Corp., a Pennsylvania corporation ("CDI") and Walter R. Garrison ("Garrison"). This Amendment is entered into as of April 12, 2000.

                                   Background

     A. Pursuant to the terms of the Agreement (copy attached as Exhibit "A"), Garrison agreed (i) to perform certain consulting services for CDI, (ii) to refrain from competing with CDI and (iii) to release CDI from certain claims.

     B. Also pursuant to the terms of the Agreement, CDI agreed to pay certain amounts to Garrison.

     C. Garrison and CDI both desire to change certain provisions of the Agreement and, accordingly, enter into this Amendment.

                                      Terms

     NOW, THEREFORE, for and in consideration of the mutual promises and undertakings set forth below, the sufficiency of which is hereby acknowledged by both parties, and intending to be legally bound hereby, CDI and Garrison agree as follows:

          1. Section 1 of the Agreement is amended as follows: subparagraph (a) is changed to provide that the Consulting Term "shall terminate on the fifth anniversary of the Effective Date" instead of "shall terminate on the third anniversary of the Effective Date."

          2. Section 2 of the Agreement, first paragraph, is amended as follows:

               (a) the following is added to the end of the first sentence: "... and up to sixty (60) days of consulting services to CDI during each of the fourth and fifth years of the Consulting Term."

               (b) the phrase in the last sentence that reads "... CDI will pay Garrison $450,000 per year during the Consulting Term..." is restated to read "... CDI will pay Garrison $450,000 per year during the first three years of the Consulting Term and $175,000 per year during the fourth and fifth years of the
Consulting Term...."

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

          3. Section 2 of the Agreement, second paragraph, is amended as follows: the date at the beginning of the fourth sentence which reads "Through
April 6, 2002..." is changed to read "Through April 6, 2004...."

          4. Section 3 of the Agreement, is amended to add the following to the end of the second sentence "... except that for any such term that begins in or after May, 2000 Garrison will be eligible to receive the Retainer Fee which is paid to outside directors in addition to the compensation provided to Garrison under this Agreement."

     Other than the provisions of the Agreement that are specifically amended through this Amendment, all other terms of the Agreement remain unchanged and in full force and effect.

     The parties have executed this Amendment below as of the date set forth above, intending to be legally bound by it.

Attest:                                 CDI Corp.


/s/ Joseph R. Seiders            By:/s/ Mitch Wienick
    Joseph R. Seiders                   Mitch Wienick
      Secretary                         President and CEO



____________________________            /s/ Walter R. Garrison
          Witness                           Walter R. Garrison

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

                              CONSULTING AGREEMENT

                                  EXHIBIT (A)

     THIS IS A CONSULTING AGREEMENT (hereinafter referred to as "Agreement") made as of this 7th day of April, 1997, by and between CDI Corp., a Pennsylvania corporation (hereinafter referred to as "CDI"; as the context requires in this Agreement, "CDI" will also refer to CDI Corp.'s subsidiary, CDI Corporation) and Walter R. Garrison (hereinafter referred to as "Garrison").

                                   Background

     A. Garrison currently serves as chairman of CDI Corp.'s Board of Directors, as its Chief Executive Officer and President and as a director and/or officer of numerous CDI subsidiaries; and

     B. Garrison and CDI entered into an employment agreement on May 1, 1973 (hereinafter referred to as the "Employment Agreement"), which governs the terms of Garrison's employment with CDI; and

     C. Garrison will retire from CDI and its subsidiaries as of April 7, 1997 and the Employment Agreement will terminate at that time; and

     D. Garrison and CDI desire to set forth in writing the consulting arrangement to which Garrison and CDI have agreed, Garrison's agreement not to compete with CDI, and Garrison's release and waiver of claims against CDI.

                                   Agreement

     NOW, THEREFORE, for and in consideration of the mutual promises and undertakings set forth below, the sufficiency of which is hereby acknowledged by both parties, and intending to be legally bound hereby, CDI and Garrison agree as follows:

     1. Term; Termination of Employment Agreement.

          (a) The consulting term of this Agreement (the "Consulting Term") shall commence as of April 7, 1997 (the "Effective Date") and, unless sooner terminated in accordance with Section 8, shall terminate on the third anniversary of the Effective Date.


          (b) Effective as of the Effective Date, Garrison will retire from employment with CDI, and will resign as Chief Executive Officer and President of CDI and as a

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

director and officer of all direct and indirect subsidiaries of CDI
(but not as a director of CDI Corp.). Garrison will remain an employee of CDI through April 6, 1997 under the current terms and conditions of the Employment Agreement. CDI and Garrison agree that Garrison's employment under the Employment Agreement will terminate on 12:01 a.m. April 7, 1997.

          (c) CDI shall pay to Garrison on or before June 6, 1997, the bonus to which he is entitled under Section 5(a) of the Employment Agreement. For purposes of such Section 5(a), the last complete accounting period shall be the period ending on March 31, 1997. In addition, CDI shall pay to Garrison on or before June 6, 1997, an amount equal to two and three-quarters percent (2.75%) of twenty percent (20%) of Earnings (as defined in the Employment Agreement) for the month of April 1997.

          (d) Following Garrison's termination of employment from CDI, Garrison, with such assistance from CDI as he may reasonably request, may choose supplemental Medicare coverage (the "Insurance Policy") at a cost that is reasonably acceptable to CDI. During the Consulting Term, CDI will reimburse Garrison for the same portion of the premiums for the Insurance Policy that CDI contributed toward Garrison's medical insurance coverage under the CDI group health insurance plan in effect for CDI's active employees immediately prior to his termination of employment from CDI.

     2. Consulting Services. During the Consulting Term, Garrison will render up to sixty (60) days of consulting services to CDI during the first year of the Consulting Term, and up to forty-five (45) days of consulting services to CDI during each of the second and third years of the Consulting Term. These services will be rendered at the request of the then Chief Executive Officer of CDI at times reasonably convenient to Garrison. In consideration for the consulting services and for Garrison's agreement not to compete contained in Section 5(b) of this Agreement, CDI will pay Garrison $450,000 per year during the Consulting Term, such amount to be payable in equal monthly installments with such payments to begin on or about May 7, 1997.

     To aid in the provision of these consulting services, during the Consulting Term CDI will arrange for both adequate office space for Garrison at Pennsylvania Institute of Technology ("PIT") and secretarial support for Garrison. All costs of the office space at PIT and the secretarial support provided to Garrison pursuant to this Section 2 shall be borne by CDI. CDI will reimburse Garrison for his necessary and reasonable out of pocket expenses incurred in connection with his performance of these consulting services. Through April 6, 2002, Garrison also will attend World Presidents Organization ("WPO"), Philadelphia Presidents Organization ("PPO") and World Affairs Council ("WAC") conferences and seminars on CDI's behalf as he did while employed by CDI and will give reports to CDI regarding these conferences and seminars as reasonably requested by CDI. CDI also will reimburse his WPO, PPO and WAC membership fees and his travel (business class for travel outside the United

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

States), lodging, meals and related expenses associated with attendance at WPO, PPO and WAC conferences and seminars in accordance with CDI's past practice of reimbursing such expenses to Garrison.

     3. Board Service. Garrison agrees to continue to serve as a director of CDI Corp. for the term to which he has been elected. Should Garrison be elected to serve on the Board of Directors of CDI Corp. at any time during the Consulting Term, Garrison agrees to serve on the Board of Directors of CDI Corp. for the term for which elected and for no compensation other than the compensation provided by this Agreement. Days of service with the Board of Directors or any committee of the Board of Directors shall count as days of consulting service for purposes of Section 2.

     4. Confidentiality. Garrison acknowledges that during his term of employment with CDI he has had access to confidential information of both a technical nature and of a sensitive nature relating to CDI and its customers and will continue to have such access during the term of this Agreement. Garrison acknowledges that such confidential information is proprietary, material and important to CDI and its non-disclosure is essential to the effective and successful conduct of CDI's business. Garrison agrees that during and after the term of this Agreement he will hold all of this confidential information in the strictest confidence and will not use any of it for any purpose and will not
publish,   disseminate,   disclose  or  otherwise  make  any  such  confidential
information available to any third party, except as may be required in connection with the performance of the consulting contemplated under Section 2 of this Agreement, or if CDI gives Garrison prior written consent to use such confidential information. Garrison further agrees to return to CDI upon request all CDI property and any other items that in any way incorporate, embody or reflect any confidential information.

     5. Non-Competition. Garrison represents and warrants that his experience and capabilities are such that the provisions of this Section 5 will not prevent him from earning his livelihood, and acknowledges that it would cause CDI serious and irreparable injury and cost if Garrison were to use his ability and knowledge in competition with CDI or to otherwise breach the obligations contained in this Section 5.

          (a) Garrison acknowledges that, it is essential for CDI's protection that Garrison be restrained following the termination of Garrison's employment with and consulting for CDI from soliciting or inducing any of CDI's officers and management employees to leave CDI's employ, hiring or attempting to hire any of CDI's officers or management employees, soliciting CDI's customers and suppliers for a competitive purpose, and competing against CDI for a reasonable period of time.

          (b) For a period of time from the Effective Date to the fifth anniversary of the Effective Date, Garrison agrees not to:

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

               (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with, any entity that engages or intends to engage in any Competing Business anywhere in the world; but ownership of not more than one-tenth of one percent (.1%) of the outstanding stock of any publicly traded company will not constitute a violation of this provision. "Competing Business" means any business or other enterprise which engages in any business conducted by CDI now or at any time during the Consulting Term; and

               (ii) directly or indirectly, solicit, interfere with or attempt to entice away from CDI, any officer or management employees of CDI or anyone who was one of CDI's officers or management employees within 12 months prior to such contact, solicitation, interference or enticement; and

               (iii) contact, solicit, interfere with or attempt to entice away from CDI, any customer on behalf of a Competing Business.

          (c) References in this Section 5 to CDI shall include CDI, its subsidiaries, divisions and affiliates.

          (d) Garrison acknowledges that in the event of a breach or threat of a breach of any portion of this Section 5, CDI's remedies at law will be inadequate, and in any such event CDI will be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the provisions hereof, in addition to any other remedy to which CDI may be entitled at law or equity.

     6. Release. Garrison hereby, on behalf of himself, his descendants, ancestors, dependents, heirs, executors, administrators, assigns and successors, covenants not to make any claim or initiate any lawsuit, and fully and forever releases and discharges CDI and its subsidiaries, affiliates, divisions, successors, and assigns, together with its past and present directors, officers, agents, attorneys, insurers, employees, stockholders, and representatives (hereinafter collectively referred to as the "CDI Group"), from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders or liabilities of whatsoever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected which Garrison now owns or holds or has at any time heretofore owned or held against the CDI Group, arising out of or in any way connected with Garrison's employment or consulting relationship with CDI, or the cessation of that employment or consulting relationship, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatsoever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the CDI Group committed or

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

omitted prior to the date of this Agreement, including, but not limited to claims under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, any other federal, state or local statute or ordinance which deals with discrimination or any claim for severance pay, bonus, salary, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit or disability benefit. This release and waiver of claims will not apply with respect to (i) amounts payable to Garrison with respect to his employment through April 6, 1997 under the Employment Agreement,
(ii) any vested benefits due Garrison under any CDI Corp.  benefit  plan,  or
(iii) any amounts  payable to Garrison  under this Agreement.

     7. Taxes. The parties agree that Garrison will perform the consulting services contemplated by Section 2 of this Agreement as an independent contractor, and that the parties will not take a position on their tax returns (both federal and state, income and employment) inconsistent with this position. Garrison warrants and agrees that he is responsible for any federal, state, and local taxes which may be owed by him by virtue of the receipt of any portion of the consideration paid hereunder and agrees to fully indemnify CDI from and against any and all claims by any governmental authority relating to Garrison's failure to fully pay such taxes.

     8. Termination. The Consulting Term shall automatically terminate upon Garrison's death or his inability to perform the consulting services requested of him due to his complete or partial disability. CDI shall also have the right to terminate this Agreement, by the vote of CDI's Board of Directors to so terminate, if Garrison breaches the provisions of this Agreement in any material respect; provided, however, that a termination of this Agreement by CDI shall not be effective unless CDI provides written notice to Garrison of its intention to terminate this Agreement due to Garrison's breach and Garrison fails, to the reasonable satisfaction of CDI, to cure the defects stated in such written notice within thirty (30) days after the notice was given to Garrison.

     9. Legal Advice. Garrison acknowledges that he has been encouraged to seek the advice of an attorney of his choice in regard to this Agreement. Garrison hereby acknowledges that he understands the significance and consequences of this Agreement and represents that the terms of this Agreement are fully understood and voluntarily accepted by him.

     10. Drafting. Both Garrison and CDI have cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

     11. Revocation Period. Garrison acknowledges that he was given at least twenty-one (21) days to consider (while remaining free to execute the Agreement at an earlier point in time) the terms of this Agreement prior to his signing it. Garrison further

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

understands that he may revoke this Agreement any time up to seven (7) days following the date he signs the Agreement by giving written notice of such revocation to CDI. Such notice must be dated no later than the seventh (7th) day following the date on which he signed the Agreement and must be received promptly thereafter by CDI.

     12. Counterparts; Section Headings. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

     13. Entire Agreement. This Agreement constitutes the entire agreement concerning all subject matters addressed herein. This Agreement supersedes and replaces all prior negotiations. All agreements, proposed or otherwise, whether written or oral, concerning all subject matters covered herein are incorporated into this Agreement. If any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too long a period of time or over too large a geographical area or by reason of its being too extensive in any other respect, it will be deemed reformed to extend only over the longest period of time for which it may be enforceable, and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. Any such determination of unenforceability or subsequent reformation will not affect any other provision or application of this Agreement which can be given effect without the unenforceable or reformed provision and will not invalidate, render unenforceable or require the reformation of such provision in any other jurisdiction. The time period for Garrison's obligations contained in Section 5 of this Agreement will be extended beyond the time period specified therein by the length of time, if any, during which he has been in breach (as determined by a court of competent jurisdiction in a final, nonappealable judgment, ruling or order or by an arbitration) of the provisions in Section 5.

     14. Notices. All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail or air courier guaranteeing overnight delivery to the other party at the following addresses:

         To CDI:         CDI Corp.
                         Bell Atlantic Tower - 35th Floor
                         1717 Arch Street
                         Philadelphia, PA  19103
                         Attention:  General Counsel

         To Garrison:    Mr. Walter R. Garrison
                         238 Sycamore Mills Road
                         Rose Tree, PA  19063

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

or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the fourth (4th) day next succeeding the date of mailing if sent by certified or registered first-class mail, and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

     15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          WITNESS                       CDI CORP.


          _____________________         By:___________________


          Dated:_______________         Dated:________________


          _____________________         ______________________
                                        Walter R. Garrison


          Dated:_______________         Dated:________________

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